Exhibit 10.8

AMENDMENT #1 TO LICENSE AGREEMENT

This Amendment #1 To License Agreement (“Amendment”) is entered into and effective as of November 10, 2022 (the “Amendment Effective Date”), by and between Paragon Therapeutics, Inc., a company organized under the laws of the State of Delaware (“Paragon”), having its principal place of business at 221 Crescent Street, Building 17, Suite 102B, Waltham, MA 02453, and Apogee Therapeutics, Inc. (“Apogee”), a company organized under the laws of Delaware, having its principal place of business at 2001 Market St., Suite 2500, Philadelphia, PA 19103. Paragon and Apogee are also referred to herein individually as a “Party”, or collectively as the “Parties.” Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Agreement (as defined below).

RECITALS

Whereas, Paragon and Apogee are parties to that certain License Agreement, dated as of November 4, 2022 (the “Agreement”); and

Whereas, the Parties now desire to amend certain provisions of the Agreement as set forth below.

Now Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.            A new Section 1.71 is hereby added to the License Agreement as follows:

“Major Market Country” means any of the following: the United States, France, Germany, Italy, Spain, and the United Kingdom.”

2.            The following sentence is hereby added to the end of Section 3.3:

“For the avoidance of doubt, if Apogee determines, in its sole discretion, that it is commercially unreasonable to pursue Commercialization of a Product in any country (other than the United States), it will not be considered a material breach of this Agreement to cease Development or Commercialization of such Product with respect to such country.”

3.            The following sentence is hereby added to the end of Section 5.2(a):

“Within ninety (90) days of Paragon’s receipt of Milestone Payment #1, as requested by Apogee, Paragon will assist and take any actions necessary to assign and effectuate the assignment of the Licensed Antibody Patents to Apogee.”

4.            This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

5.            This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile, electronic or PDF signatures, which signatures shall have the same force and effect as original signatures.

6.            This Amendment, together with the Agreement and all Exhibits thereto, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter.

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In Witness Whereof, the Parties hereto have executed this Amendment #1 to the License Agreement as of the Amendment Effective Date.

Paragon Therapeutics, Inc.		Apogee Therapeutics, Inc.

By:	/s/ Evan Thompson	By:	/s/ Michael Henderson
Name:	Evan Thompson	Name:	Michael Henderson
Title:	COO	Title:	CEO
Date:	11/10/2022	Date:	11/10/2022